Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

NGL Supply, Inc.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on form S-3 of SemGroup Corporation of our report dated February 11, 2011 relating to the financial statements of NGL Supply, Inc. For the year ended March 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

December 21, 2012